Wilshire wShares Enhanced Gold Trust 8-K

Exhibit 10.1

[Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the Trust if publicly disclosed.]

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WHOLESALE MARKETING AGREEMENT

THIS WHOLESALE MARKETING AGREEMENT (the “Agreement”) is entered into effective as of the 14th day of June, 2021 (the “Effective Date”), by and among Wilshire wShares Enhanced Gold Trust, a Delaware statutory trust (the “Trust”), Wilshire Phoenix Funds LLC, a Delaware limited liability company (the “Sponsor”), UMB Distribution Services, LLC (“UMB”) and Valor Consulting & Distribution, LLC, an Ohio limited liability company (“Valor”).

W I T N E S S E T H:

WHEREAS, Foreside Fund Services, LLC, a Delaware limited liability company (the “Marketing Agent”), is registered as a broker dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and has entered into a marketing agent agreement (the “Marketing Agent Agreement”) with the Trust and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Trust continuously offers its shares pursuant to a registration statement filed under the Securities Act of 1933, as amended (“1933 Act”) as an exchange-traded fund and its shares are listed on the NYSE Arca, Inc.;

WHEREAS, UMB is a registered as a broker dealer under the 1934 Act and is a member of FINRA; and

WHEREAS, the Valor has certain employees or representatives who are registered representatives of UMB (“UMB”); and

WHEREAS, the Sponsor wishes to retain Valor and its representatives, through UMB, to market the Trust to registered representatives of broker-dealers and investment advisers that may have customers interested in investing in the Trust (each, an “Intermediary” and collectively, “Intermediaries”).

NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements hereinafter contained, the sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1.	Services Provided by Valor.

Valor agrees, subject to the provisions of this Agreement, through UMB, to use its reasonable best efforts to market the Trust to the Intermediaries. In connection therewith, Valor shall: (i) engage in meetings, seminars and conferences for financial intermediaries; (ii) distribute sales literature and other communications (including electronic media) regarding the Trust that have been reviewed and approved by the Marketing Agent; and (iii) perform other services reasonably contemplated to result in the sale of Trust’s shares.

Valor and its UMB will at all times act in a wholesaler capacity and shall be precluded from marketing the Trust in a manner that would cause either party to make a securities recommendation to an entity other than those entities defined as Intermediaries or to an individual other than those individuals associated with Intermediaries. The services furnished by the Valor and UMB hereunder are not to be deemed exclusive and the Sponsor shall be free to engage additional third parties to furnish similar services.

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2.  Services Provided by Sponsor.

The Sponsor will provide Valor and its representatives with Marketing Agent-approved marketing materials for the Trust. Valor acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Trust other than any sales literature and advertising materials specifically approved by the Sponsor and the Marketing Agent. The Sponsor will provide meetings and conference calls and use reasonable efforts to generally make its staff available to the UMB to educate them on the Trust.

3.        Duration and Termination.

This Agreement shall become effective as of the Effective Date above and shall continue in effect until terminated as provided herein. Any party may terminate this Agreement immediately upon the breach of another party of any of the terms and conditions hereunder, which breach is not cured within fifteen (15) days after written notice thereof. Such breaches shall be deemed to be cause for all purposes hereunder. The Sponsor or the Trust may terminate this Agreement: (i) without cause on ten (10) days prior written notice to the Valor, (ii) immediately in the event that the Sponsor or the Trust incurs any loss, liability or claim as a result of the Valor’s or UMB’s negligence, willful misconduct, fraud, breach of any representation, warranty, covenant or obligation or failure to comply in all material respects with any applicable laws, rules or regulations.

Except as otherwise provided herein, upon termination of this Agreement, (i) no party will have any obligations hereunder unless otherwise expressly stated herein, and (ii) any fee, expense or other compensation rights of the Valor under Section 4 below shall cease.

4.       Territory and Compensation.

In consideration for the sales and marketing services provided by Valor pursuant to the terms of this Agreement, Valor will have the right to market in the agreed territory and receive the compensation from the Sponsor set forth in Schedule A attached hereto during the term of this Agreement, which schedule may be amended from time to time by a written instrument signed by authorized representatives of the Sponsor and Valor.

The compensation under this Agreement, when combined with fees and expenses charged by the Marketing Agent and other FINRA members and other payments that would constitute organization and offering expenses as defined in FINRA Rule 2310, cannot exceed ten percent (10%) of the aggregate dollar amount of the Trust’s offering of its shares under the Registration Statement (defined below). Valor and UMB agree that the payments described hereunder may be limited to comply with FINRA Rule 2310.

5.       Representations.

(a)       Valor hereby represents and warrants that:

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(i)       It is a limited liability company duly organized and existing and in good standing under the laws of the State of Ohio;

(ii)       It and all requisite personnel shall obtain and maintain all approvals and licenses necessary for the performance of the services including proper registration and licensing with the SEC and/or FINRA, as applicable;

(iii)       It is and will remain duly licensed or registered with the applicable state securities regulators, the SEC and FINRA, as applicable;

(iv)       It is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement;

(v)       No consent, approval, authorization or other order of governmental authority is required in connection with the execution or delivery by Valor of this Agreement;

(vi)       It has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(vii)       There are no actions, suits or proceedings pending or to the knowledge of Valor, threatened against Valor at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would be reasonably expected to have a material adverse effect on the business or property of Valor;

(viii)        The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by Valor will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Valor, except for such conflicts or defaults that would not reasonably be expected to have a material adverse effect on the business or property of Valor; and

(ix)       It will make no representations concerning the Trust other than those contained in the Prospectus (defined below) for the Trust or in any promotional materials or sales literature filed by the Trust with the SEC or approved by the Sponsor.

(b)       UMB represents and warrants that:

(i)   it is duly organized and validly existing as a Wisconsin limited liability company; and

(ii)  it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.

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(c)       Valor and UMB, each on its own behalf, represent and warrant that:

(i)       Valor and UMB will comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the FINRA By-Laws and Conduct Rules of FINRA if it is a FINRA member, to the extent the foregoing relates to and are applicable to the Valor’s and UMB’s transactions in and activities with respect to Shares; and

(ii)        Valor and UMB will only market the Shares in any state or jurisdiction where the Sponsor authorizes and where Valor and UMB may lawfully market the Shares.

(d)       The Trust represents and warrants that:

(i)       The Trust has filed a registration statement (the “Registration Statement”) with the SEC relating to its shares under the 1933 Act on Form S-1, including a prospectus (the “Prospectus”). To the Trust’s knowledge, Registration Statement (including the Prospectus) conforms in all material respects to the requirements of the 1933 Act and the rules thereunder;

(ii)       It is statutory trust duly organized and existing and in good standing under the laws of the State of Delaware;

(iii)       It is empowered under applicable laws and by the terms of the Amended and Restated Trust Agreement (the “Trust Agreement”) to enter into and perform this Agreement;

(v)       No consent, approval, authorization or other order of governmental authority is required in connection with the execution or delivery by the Trust of this Agreement;

(v)       It has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law); and

(vi)       the compensation arrangements described in this Agreement are or will be described in the offering documents for any offerings covered by this Agreement and as required by applicable FINRA Rules.

(e)       The Sponsor represents and warrants that:

(i)       It is limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

(ii)       It is empowered under applicable laws and by the terms of the organizational documents to enter into and perform this Agreement;

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(iii)       No consent, approval, authorization or other order of governmental authority is required in connection with the execution or delivery by the Sponsor of this Agreement; and

(iv)       It has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

6.       Indemnification.

(a)       The Sponsor agrees to indemnify and hold harmless UMB, its employees, agents, officers, directors, shareholders, affiliates and nominees (collectively, “Indemnified Parties”) from and against any and all claims, demands, actions and suits, and any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character which may be asserted against or incurred by any Indemnified Party or for which any Indemnified Party may be held liable (a “Claim”), arising out of or in any way relating to any of the following:

(i) any actions or omissions of UMB taken or not taken in accordance with this Agreement;

(ii)       UMB’s reliance on, implementation of, or use of communications, data, documents or information (without investigation or verification) received by UMB from an officer or representative of the Sponsor;

(ii)       any action taken, or omission by the Sponsor or the Trust;

(iii)       the Sponsor’s refusal or failure to comply with the terms of this Agreement, or any Claim that arises out of the Sponsor’s gross negligence or misconduct or breach of any representation or warranty of the Sponsor made herein;

(iv)        the legality of the issue or sale of any Shares;

(v)        the offer or sale of Shares in violation of any requirement under the securities laws or regulations of any state that such Shares be qualified for sale in such state or in violation of any stop order or determination or ruling by any state with respect to the offer or sale of such Interests in such state; and

(vi)       any untrue statement, or alleged untrue statement, of a material fact contained in the Trust’s registration statement, prospectus, or an annual or interim report to the Trust’s investors, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

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provided however that, in no event shall (i) any Indemnified Parties be indemnified for any Claim to the extent arising from or related to an Indemnified Party’s willful misconduct, bad faith, fraud or gross negligence in the performance of its duties, from reckless disregard by it of its obligations and duties hereunder or as a result of failure to comply in all material respects with any applicable laws, rules or regulations, and (ii) the Sponsor be liable for any consequential, special or indirect losses or damages suffered by any Indemnified Party, whether or not the likelihood of such losses or damages was known by it.

(b)       UMB agrees to indemnify and hold harmless the Sponsor, its employees, agents, officers, directors, shareholders, affiliates and nominees (collectively, “Sponsor Indemnified Parties”) from and against any and all Claims, arising out of or in any way relating to UMB’s willful misconduct, bad faith, fraud or gross negligence in the performance of its duties, the reckless disregard by it of its obligations and duties hereunder, breach of any representation or warranty of UMB made herein or as a result of UMB’s failure to comply in all material respects with any applicable laws, rules or regulations; provided however that, in no event shall (i) any Sponsor Indemnified Parties be indemnified for any Claim to the extent arising from or related to a Sponsor Indemnified Party’s willful misconduct, bad faith, fraud or gross negligence in the performance of its duties, from reckless disregard by it of its obligations and duties hereunder or as a result of failure to comply in all material respects with any applicable laws, rules or regulations, and (ii) UMB be liable for any consequential, special or indirect losses or damages suffered by any Sponsor Indemnified Party, whether or not the likelihood of such losses or damages was known by it.

(c)        UMB will notify the Sponsor, promptly after identifying any situation which it believes presents or appears likely to present a Claim for which the Sponsor may be required to indemnify or hold the Indemnified Parties harmless hereunder. Failure to notify the Sponsor of any claim shall not relieve the Sponsor from any indemnification obligation that it may have to UMB on account of this Section 6, except to the extent failure or delay to so notify the Sponsor prejudices the Sponsor’s ability to defend against such claim. In such event, the Sponsor shall have the option to defend the Indemnified Parties against any Claim, and, in the event that the Sponsor so elects, such defense shall be conducted by counsel chosen by the Sponsor. The Indemnified Parties shall not confess any Claim or make any compromise in any case in which the Sponsor will be asked to provide indemnification, except with the Sponsor’s prior written consent.

(d)       The obligations under this Section 6 shall survive the termination of this Agreement.

7.       Relationship of the Parties. In carrying out the provisions of this Agreement, each of UMB and Valor is, for all purposes, an independent contractor and none of UMB or Valor’s officers, directors, managers, employees or representatives is an employee of the Marketing Agent, the Sponsor or the Trust. As an independent contractor, neither UMB nor Valor has authority, express or implied, to speak for, act for or bind the Marketing Agent, the Sponsor or the Trust in any manner whatsoever.

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8.       Regulatory Issues.

It is understood and agreed that in performing UMB’s duties under this Agreement, UMB hereby undertakes to, and will cause each of its representatives, officers, directors, managers or employees who perform services under this Agreement to maintain any and all federal or state registrations and/or licenses that are required for Valor to provide the services under this Agreement.

9.  Confidentiality.

During the term of this Agreement, the parties may have access to non-public confidential information relating to matters such as any other party’s (or the Sponsor’s) business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means non-public or proprietary information belonging to one of the parties (or the Sponsor) that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes, without limitation, non-public or proprietary information that may be financial information, proposals and presentations, reports, forecasts, formulas, algorithms, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; ownership information; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement. The term “Confidential Information” does not include information which (i) becomes generally available to the public other than as a result of the receiving party’s breach of this Agreement, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure by the disclosing party, (iii) becomes available to the receiving party from a source other than the disclosing party not known by the receiving party to be bound by a confidentiality agreement with the disclosing party, or (iv) is independently developed by the receiving party without the use of Confidential Information. The parties understand and agree that all Confidential Information shall be kept confidential by it both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except (i) as required in the course of this Agreement, (ii) as provided by the other party, (iii) as required by applicable law, rule, or regulation, or (iv) in response to a request for information or as part of an examination of the receiving party by a regulatory agency or self-regulatory organization with jurisdiction over the receiving party; or (B) a request for information directed at the receiving party by a court or other entity or party that is not a regulatory agency or self-regulatory organization with jurisdiction over the receiving party; provided, however, that in the case of (iv)(B), the receiving party will, unless otherwise requested by its regulators or prohibited by applicable law, provide the disclosing party with notice thereof as promptly as practicable under the circumstances (provided however that the receiving party shall incur no liability for its failure to provide such notice) so that disclosing party may seek a protective order or other appropriate remedy, and the receiving party shall provide reasonable cooperation to the disclosing party in its attempts to contest such disclosure. For the avoidance of doubt, the Trust may disclose this Agreement or summarize the terms thereof in its Registration Statement or in correspondence with the SEC. The terms of this Section 9 shall survive termination of this Agreement.

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10.       Miscellaneous Provisions.

(a)       Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by email or by nationally recognized overnight courier, and shall be given to the following addresses (or such other addresses as to which notice is given):

To UMB:

UMB Distribution Services, LLC

235 W. Galena Street

Milwaukee, WI 53212

Attn: Legal Department

To Valor:

Valor Consulting & Distribution, LLC

6481 Fredricks Road

Sunbury, OH 43074

Attn: Richard Ranck

To the Sponsor:

Wilshire Phoenix Funds LLC

2 Park Avenue, Floor 20

New York, NY 10016

Attn: William Cai, Partner

To the Trust:

Wilshire wShares Enhanced Gold Trust

c/o Wilshire Phoenix Funds LLC

2 Park Avenue, Floor 20

New York, NY 10016

Attn: William Cai, Partner

(b)  Entire Agreement. This Agreement contains the entire agreement between the parties hereto concerning the transaction contemplated herein and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof. No oral representation, agreement or understanding made by any party hereto shall be valid or binding upon such party or any other party hereto.

(c)  Amendments. Except as otherwise provided herein, no provision of this Agreement may be amended other than by a writing signed by the parties hereto.

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(d)        Severability; Assignment. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment.

(e)        Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

(f)        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. A facsimile or other reproduction of this Agreement may be executed by any party, and an executed copy of this Agreement may be delivered by any party by facsimile or similar electronic transmission device pursuant to which the signature(s) can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

(g)       Application of Law. This Agreement and the application and interpretation hereof shall be governed exclusively by the laws of the State of Delaware, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1933 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1933 Act or any rule or order of the SEC thereunder. The parties hereby waive their respective rights to a jury trial in any future action or proceeding.

(h)        Limitations on Liability.

(i)       It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon the Trust’s trustee, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust as provided in the Trust Agreement.

(ii)       It is expressly understood and agreed by the parties that:

(A)       this Agreement is executed and delivered on behalf of the Trust by the Sponsor, not individually or personally, but solely as Sponsor of the Trust in the exercise of the powers and authority conferred and vested in it;

(B)       the representations, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust;

(C)       nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and

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              (D)       under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.

(j)       Cumulative Rights. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

[This page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UMB Distribution Services LLC

By: /s/ Scott Schulenberg_____________

Name: Scott Schulenburg

Its: President

Valor Consulting & Distribution, LLC

By: /s/ Richard W. Ranck

Name: Richard W. Ranck

Its: Founder

Wilshire Phoenix Funds LLC

By: /s/ William Cai

Name: William Cai

Its: Partner

Wilshire wShares Enhanced Gold Trust

By: Wilshire Phoenix Funds LLC, solely in its

capacity as Sponsor of the Trust

By: /s/ William Cai

Name: William Cai

Its: Partner

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Schedule A

Territory and Compensation

Subject to the terms of this Agreement, Valor (Valor Consulting & Distribution) shall have the right to market the exchange traded funds (“ETFs”) listed below and receive from the Sponsor compensation under this Agreement as follows:

1.	Exchange Traded Funds

-The Wilshire wShares Enhanced Gold Trust (WGLD)

2.	Territory

a.	The Valor and Sponsor acknowledge that Valor (Valor Consulting & Distribution) will have the right to market ETFs to US-based intermediaries, being registered investment Sponsors, institutions and financial Sponsors/registered representative at US-based broker dealers.

3.	[REDACTED]

4.	Compensation

a.	[REDACTED]

b.	[REDACTED]